SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Definitive Information Statement

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of Registrant As Specified In Charter)

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BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
5910A Breckenridge Parkway
Tampa, Florida 33610

INFORMATION STATEMENT

JANUARY ____, 2007

INTRODUCTION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished to stockholders of BBJ Environmental Technologies, Inc. (“BBJ” or the “Company”) in connection with the corporate action described below previously approved by the Board of Directors of the Company and subsequently adopted by the written consent of the holders of in excess of a majority of the voting power of the stockholders of the Company. Accordingly, all necessary corporate approvals required in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent to stockholders on or about January ____, 2007.

CORPORATE ACTION TAKEN

As authorized by the necessary approvals of our Board of Directors and the holders of a majority of our outstanding common stock (“Consenting Stockholders”), we have approved the adoption of an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation to increase our authorized common stock from 100 million to 150 million shares.

The reason for the Amendment is to provide our Board of Directors with the continued flexibility in the management of the Company’s capitalization and financing arrangements, and perhaps for potential future acquisitions. A copy of the Amendment is attached hereto as Appendix A and is incorporated herein by reference.

The last written consent of the Consenting Stockholders approving the Amendment was executed on December 7, 2006, (“Consent Date”) and will take effect 20 days after the mailing of this Information Statement or such later date as may be specified by the Board of Directors. This Information Statement is being provided to all stockholders of record who were entitled to give an authorization or a written consent in regard to the Amendment on the Consent Date (the “Record Date”). A complete summary of the Amendment is set forth herein.

The Amendment described in this Information Statement will not entitle the Company’s stockholders with the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of the December 7, 2006, the Company had issued and outstanding 93,340,419 shares of common stock, the Company’s only class of voting securities. All holders of shares of the Company’s common stock as of such date are entitled to receive this Information Statement. The Consenting Stockholders who consented in writing to the Amendment held approximately 48,257,058 million shares of common stock, or approximately 52% of the Company’s issued and outstanding common stock. The Consenting Stockholders include Robert G. Baker, Jean Caillet, Olivier d’Auriol, Banque Privee Edmond de Rothschild, Dexia Banque International and Tamares Group.

Voting Rights and Action by Written Consent

The Company is incorporated under the laws of the State of Nevada. Under Nevada law, each holder of common stock is entitled to one vote in person or by proxy for each share of common stock held in his or her name on the books of the Company on any matter submitted to a vote of the stockholders at any meeting of stockholders. However, Nevada law and the Company’s bylaws also provide that any action that may be taken at a stockholders’ meeting, including, without limitation, the election of directors, may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Amendment requires the written consent of the holders of a majority of the Company’s outstanding common stock. The last of the requisite number of written consents to approve the Amendment was received from the Consenting Stockholders on December 7, 2006.

Notice of Action By Written Consent

Under Nevada Law, the Company is required to provide prompt notice of the taking of a corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenter’s or appraisal rights are afforded to stockholders of the Company under Nevada law as a result of the approval of the Amendment.

THE AMENDMENT

The authorized capital of the Company currently consists of 100 million shares of common stock and 5 million shares of preferred stock. The Company has adopted the Amendment to increase the number of authorized shares of common stock from 100 million shares to 150 million shares. The increase in authorized shares of common stock will provide us with flexibility in the management of our capitalization, employee benefit plans, and future financing activities or corporation acquisitions. The additional shares of common stock may be used by us (i) for issuance in connection with future financing activities of the Company, including public and private offerings of the common stock or upon conversion of other equity or debt securities, (ii) to increase the number of shares available to be issued for issuance to holders of options and warrants granted after the date hereof, (iii) to establish additional employee compensation plans or to increase the shares available under current plans, (iv) for issuance in connection with future corporate acquisitions, or (v) other corporate purposes.

We have taken all actions required under Nevada law to approve the Amendment. However, since stockholder approval of the Amendment was obtained by written consent rather than at a meeting of the stockholders of the Company, under the applicable rules of the Exchange Act the Amendment may not become effective until the expiration of 20 calendar days from the date hereof. Upon the expiration of the 20 day period, the Company will file the Amendment with the Nevada Secretary of State.

The Board of Director has determined, in principal, to offer and sell in one or more Regulation S or private placement transactions shares of the Company’s common stock. Other than pursuant to Regulations S or private placement transactions or pursuant to warrants and options outstanding on the date hereof, or upon the exercise of options issued or to be issued in the future under directors and employee stock option plans, there are no plans, proposals, negotiations, agreements, understandings, or other arrangements for the issuance of the additional common stock which would be authorized by the Amendment. The common stock, including, the newly authorized shares, may be issued upon the Board of Director’s approval, without any further vote or action on the part of our stockholders. The Company’s Amended and Restated Articles of Incorporation do not provide for any preemptive rights upon the issuance of any common stock.

We do not believe that the Amendment will have any effect on our business and operations, and we expect to continue such business and operations as they are currently being conducted. The Board of Directors, however, is continuing to reassess the Company’s future prospects and anticipated needs for continued growth. In this regard, it is continuing to review the Company’s capital structure, various financing alternatives available to the Company, including potential sources of equity financings, the Company’s current stockholder base, and the costs of complying with the Company’s reporting obligations under the Securities Exchange Act of 1934 (“Exchange Act”). In particular, the Board of Directors has been considering the potential benefits and other implications of effecting a reverse stock split and/or reincorporating the Company in Delaware, although no definitive decision has been made with respect to either of these actions. The Company believes that a reverse stock split would permit the Company to eliminate the shareholdings of a significant number of small shareholders who acquired their shares prior to the time the Company was engaged in its current business in exchange for a cash payment. This reduction in shareholder base would permit the Company to avoid the relatively high cost of communication with those holders and would likely permit the Company to deregister under the Exchange Act, if it so chose. A reincorporation in Delaware would have the benefits of transferring the Company’s domicile to a jurisdiction with a more established body of law. The Board may determine to effect some, all or none of these actions and, if does more than one, may seek to effect them simultaneously or at different times. A reincorporation would, and reverse stock split may, require approval by shareholders, and would in any event be preceded by further disclosure to shareholders. The Company may decide to proceed with the reverse stock split for the reasons stated above but may not then seek to deregister under the Exchange Act at that time (although it might chose to do so at a later date).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s issued and outstanding common stock as of December 7, 2006, by: (i) each director and director-elect of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person known to the Company beneficially owning more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the common stock owned by them. Unless otherwise specified, the business address of the individuals listed below is 5910A Breckenridge Parkway, Tampa, Florida 33610.

	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)		Percent of Class (2)
Directors and Certain Executive Officers
Robert G. Baker	5,102,027	(3)	5.36%
Olivier d’Auriol	19,976,420	(4)	21.05%
Jean Caillet	27,228,381	(5)	22.88%

All directors and executive officers as a group (3 persons)	52,102,027	(6)	42.52%

Other Beneficial Holders

Tamares Group	27,777,778		29.76%

LaValliere Asset Management S.A. Suite 345 Barkly Wharf Le Caudan Waterfront P.O. Box 1070 Port-Louis, Mauricius	7,485,500	(7)	8.02%

d’Auriol Asset Management, S.A. C-F Ramuz 111 1009 Pully, Switzerland	9,374,550	(8)	9.99%

Banque Privee Edmond De Rothschild 20, Boulevard Emmanuel Servais Luxembourg	16,040,050		17.18%

*	Less than 1%

(1)
In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, “voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

(2)
In calculating the percentage ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)
Includes (a) 2,275,737 shares of common stock which may be acquired pursuant to currently exercisable options and (b) 2,000,000 shares owned by Regal Sus Scofa Enterprises Ltd., an entity over which Mr. Baker exercises voting control.

(4)
Olivier d’Auriol directly owns 1,515,000 shares of common stock and currently exercisable options and warrants to acquire up to 1,083,370 shares of common stock. Olivier d’Auriol, his wife Lucie d’Auriol, and La Valliere S.A. have shared investment power, through their two asset management companies d’Auriol Asset Management SA and La Vallier Asset Management SA, with respect to 16,860,050 shares of the Company’s common stock as follows: 16,040,050 shares as asset manager of Banque Privee Edmond de Rothschild Luxembourg SA; 170,000 shares as asset manager for Dexia Banque Internationale a’ Luxembourg; 150,000 as asset manager for Olivier Bassegio; 150,000 shares as asset manager for Credit Agricole Indosuez; and 100,000 shares as asset manager for Credit Suisse Geneva. The business address of Mr. d’Auriol is C-F Ramuz 111, 1009 Pully, Switzerland.

(5)
Includes (a) 11,782,681 shares of common stock which may be acquired pursuant to currently exercisable options and warrants and (b) 13,885,700 shares of common stock which are issuable upon conversion of a convertible promissory note.

(6)
Includes (a) 15,639,788 shares of common stock subject to options which may be acquired by such directors and executive officers as a group pursuant to currently exercisable options and warrants and 13,885,700 shares of common stock which are issuable upon conversion of a convertible promissory note, and (b) 16,860,050 shares of common stock beneficially owned by Mr. d’Auriol through his shared investment power as an asset manager for d’Auriol Asset Management, S.A. and La Valliere Asset Management, S.A.

(7)
La Valliere Asset Management S.A. has investment power with respect to 7,485,500 shares of the Company’s common stock as asset manager for Banque Privee Edmond de Rothschild Luxembourg S.A. (7,215,500 shares) and Dexia Banque Internationale a’ Luxembourg (270,000 shares). The ownership information set forth herein is based on the Company’s records as supplemented by Olivier d’Auriol.

(8)
d’Auriol Asset Management S.A. has investment power with respect to 9,374,550 shares of the Company’s common stock as asset manager for Banque Privee Edmond de Rothschild Luxembourg S.A. (8,824,550 shares), Credit Agricole Indosuez (150,000 shares), Dexia Banque Internationale a’ Luxembourg (170,000 shares), Olivier Bassegio (150,000) and Credit Suisse Geneva (100,000 shares). The ownership information set forth herein is based on the Company’s records as supplemented by Olivier d’Auriol.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of the common stock of the Company to file reports of ownership with the Securities and Exchange Commission (the “SEC”) indicating their ownership of the Company’s equity securities and to report any changes in that ownership. The Company is aware that all of these filing requirements have not been satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the common stock and is working closely with each of such persons to make them current in their filings.

COSTS OF INFORMATION STATEMENT

The Company will bear the costs of preparing, assembling, and mailing the Information Statement to stockholders. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other institutions, nominees, and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for the use of the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that it is advisable.

OTHER MATTERS

No business other than effecting the Amendment will be transacted pursuant to the written consent in lieu of a meeting of the Company’s stockholders that relates to the matter to which this Information Statement relates.

Unless BBJ has received contrary instructions from a stockholder, BBJ is delivering only one Information Statement to multiple stockholders sharing an address. BBJ will, upon request, promptly deliver to the address and phone number listed above a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement, or is receiving multiple copies and would like to receive only one copy per household, may make such a request in writing to Robert G. Baker, BBJ Environmental Technologies, Inc., 5910A Breckenridge Parkway, Tampa, Florida 33610 or by calling Mr. Baker at (813) 622-8550.

By Order of the Board of Directors and President

/s/ ___________________
Robert G. Baker

Tampa, Florida
January ___, 2007

Appendix A

AMENDMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

The first paragraph of Article Four of the Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

“The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	150,000,000	$0.001
Preferred	5,000,000	$1.00”

A-1